Exhibit 99.4

 FORM OF BENEFICIAL OWNER ELECTION

The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the distribution by Gyrodyne Company of America, Inc. (the “Company”), to the holders of record of common stock, par value $1.00 (the “Common Stock”), of the Company, as of 5:00 p.m., New York City time, on May 6, 2015, at no charge, of non-transferable subscription rights (the “Rights”) to purchase shares of Common Stock at a price of $2.75 per share (the “Rights Offering”). Each Right gives the holder thereof the right to purchase from the Company one share of Common Stock (the “Basic Subscription Right”) at a subscription price of $2.75 per share (the “Subscription Price”). In addition, holders who purchase all of the shares of Common Stock available to them pursuant to their Basic Subscription Rights may also choose to subscribe (the “Over-Subscription Privilege”), at the same Subscription Price of $2.75 per share, for a portion of any shares of Common Stock that other holders do not purchase through the exercise of their Basic Subscription Rights (the “Over-Subscription Shares”). No fractional shares will be issued in the Rights Offering and exercises therefore will be rounded to the nearest whole number, with halves rounded down

With respect to any instructions to exercise (or not to exercise) Rights, the undersigned acknowledges that this form must be completed and returned such that it will actually be received by you by 5:00 p.m., New York City time, on June __, 2015, the scheduled expiration date of the Rights Offering.

This will instruct you whether to exercise Rights held by you to purchase shares of Common Stock for the account of the undersigned pursuant to the terms of the Rights Offering and subject to the conditions set forth in the Prospectus, dated May 12, 2015 (the “Prospectus”), and the related “Instructions for Use of Subscription Rights Certificate.”

Box 1.  ☐ Please DO NOT EXERCISE RIGHTS for shares of Common Stock.

Box 2.  ☐ Please EXERCISE RIGHTS for shares of Common Stock as set forth below.

Basic Subscription Rights

The undersigned elect(s) to exercise:		x	1:1	=
	(Number of Rights)		(Subscription Ratio)		(Number of Shares)

Therefore, I apply for:		x	$2.75	=
	(Number of Shares)		(Subscription Price)		(Payment Enclosed)

Over-Subscription Privilege

If you fully exercise your Basic Subscription Rights, you may subscribe for a portion of any Over-Subscription Shares. To the extent the Unsubscribed Shares are not sufficient to satisfy all of the properly exercised Over-Subscription Privileges, then the available shares will be allocated pro rata among those who properly exercise their Over-Subscription Privilege. “Pro rata” means in proportion to the number of shares of Common Stock that you and the other shareholders have subscribed for under the over-subscription privilege, so that the number of shares that would be allocated to you would equal the number of shares you have subscribed for in your over-subscription request multiplied by a fraction, the numerator of which is the number of available shares and the denominator of which is the aggregate number of over-subscription shares requested by all shareholders.

The undersigned elect(s) to exercise:		x	$2.75	=
	(Number of Over- Subscription Shares Subscribed For)		(Subscription Price)		(Additional Payment Enclosed)
Total Payment Required:		+		=
	(Payment Enclosed for Basic Subscription Rights)		(Additional Payment Enclosed for Over- Subscription Privilege)		(Total Required Payment)

Box 3.  ☐ Payment in the following amount is enclosed $__________.

Box 4.  ☐ Please deduct payment from the following account maintained by you as follows:

Type of Account: _________________________________________________________________________________________
Account No.: ___________________________________________________________________________________________
Amount to be Deducted: ___________________________________________________________________________________
The total of the amounts reflected in Box 3 and 4 must equal the “Total Required Payment” reflected above.

 I (we) on my (our) behalf, or on behalf of any person(s) on whose behalf, or under whose direction, I am (we are) signing this form:

☐

represent and warrant that I am a (we are) resident(s) of the United States of America or, if I am (we are) not, I (we) have provided evidence satisfactory to Computershare Trust Company, N.A. that the exercise of my (our) Rights does not violate the laws of my (our) jurisdiction;

☐	irrevocably elect to purchase the number of shares of Common Stock indicated above on the terms and subject to the conditions set forth in the Prospectus;

☐	agree that if I (we) fail to pay for the shares I (we) have elected to purchase, you may exercise any remedies available under law.

Name(s):
Signature(s):
Address(es):

Telephone Numbers(s):
Date:

If you are signing in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or another acting in a fiduciary or representative capacity, your signature must be notarized. Please also provide the following information:

Name:
Capacity:
Address (including Zip Code):

Telephone Number: